UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):   June 22, 2007

Commission File No. 000-16929

DOR BIOPHARMA, INC.
(Exact name of small business issuer as specified in its charter)

DELAWARE		41-1505029
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification Number)

1101 Brickell Ave., Suite 701 S Miami, FL		33131
(Address of principal executive offices)		(Zip Code)
(786) 425-3848
(Issuer’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On June 22, 2007, the Company entered into a Rights Agreement with American Stock Transfer & Trust Company, the terms of which are described in Item 3.03 of this Form 8-K and incorporated herein by reference.

Item 3.03                      Material Modification to Rights of Security Holders.

On June 22, 2007, the Board of Directors (the “Board”) of DOR BioPharma, Inc. (the “Company”) declared a dividend of one preferred share purchase right (individually a “Right” and collectively the “Rights”) for each outstanding share of common stock, par value $0.001 per share (the “Common Shares”), held of record at the close of business on July 2, 2006 (the “Record Date”).  Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of a new series of preferred shares of the Company, designated Series A Junior Participating Preferred Stock, par value $0.001 per share (the “Preferred Shares”), at a price of $3.70 per one one-thousandth of a Preferred Share (the “Purchase Price”), subject to certain adjustments.  The description and terms of the Rights are set forth in the Rights Agreement dated June 22, 2007, between the Company and American Stock Transfer & Trust Company, as rights agent, and are summarized below.

Exercisablility

Initially, the Rights will not be exercisable.  The rights will become exercisable upon the earlier of (i) 10 days following a public announcement that a person or group of affiliated or associated persons, with certain exceptions, has acquired beneficial ownership of 15% or more of the then outstanding Common Shares (an “Acquiring Person”) or (ii) 10 business days (or such later date as may be determined by action of the Board prior to such time as any person becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of such outstanding Common Shares (the earlier of such dates being called the “Distribution Date”).

Once exercisable, the Rights may be exercised, in whole or in part, upon surrender of the Right Certificate (as defined below), with the form of election to purchase, located on the reverse side of such certificate, duly executed (with signature, duly guaranteed), to the Rights Agent, together with payment of the Exercise Price, subject to adjustment as provided in the Rights Agreement.

Certificates

Until the Distribution Date, the Rights will be evidenced by certificates for Common Shares.  As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (individually a “Right Certificate and collectively “Right Certificates”) will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights from and after the Distribution Date.

Transferability

The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Common Shares.  Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the Record Date upon transfer or new issuance of Common Shares will contain a legend incorporating the Rights Agreement by reference.  Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Shares, even without such legend, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate.

Term

The Rights are not exercisable until the Distribution Date.  The Rights will expire on July 1, 2017 (the “Expiration Date”), unless the Expiration Date is extended or the Rights are earlier redeemed by the Company, in each case, as described below.

Adjustment of Purchase Price, Number and Kind of Shares and Number of Rights

The Purchase Price payable, and the number of Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution in the event of a stock dividend on, or a subdivision, split, combination, consolidation or reclassification of, the Preferred Shares.

The number of outstanding Rights and the number of one one-thousandth of a Preferred Share issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares or subdivisions, consolidations or combinations of the Common Shares occurring, in any such case, prior to the Distribution Date.

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price.  The Company is not required to issue fractional Rights (other than fractions which are the result of a dividend paid on, or a subdivision, split, combination or consolidation of, the Common Shares).  In lieu of issuing a fractional Right, the holder will receive an amount in cash equal to the same fraction of the current market value of a whole Right.

Redemption

The Board may redeem all of the Rights for $0.001 per Right at any time before the earlier of (i) the time a person or group becomes an Acquiring Person or (ii) the Expiration Date. Immediately upon the action of the Board to redeem the Rights, the right to exercise the Rights will terminate and the only right of the holders of the Rights will be to receive the redemption price of $0.01 per Right. Preferred Shares purchasable upon exercise of the Rights will not be redeemable.

Dividends, Distributions and Liquidation

When, as and if the Board declares or pays dividends on Common Shares, the holders of the Preferred Shares will be entitled to receive a per share dividend payment of 1,000 times the dividend declared per Common Share.  In the event the Company makes a distribution on the Common Shares, the holders of the Preferred Shares will be entitled to a per share distribution, in like kind, of 1,000 times such distribution made per Common Share.  In the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each Preferred Share will be entitled to receive 1,000 times the amount received per Common Share.  These rights are protected by customary antidilution provisions.

The dividends and distributions payable on Preferred Shares are also subject to adjustment in the event of a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares or subdivisions, consolidations or combinations of the Common Shares.

Upon any liquidation, dissolution or winding up of the Company, no distribution may be made to the holders of shares of stock ranking junior to the Preferred Shares unless the holders of the Preferred Shares have received the greater of (i) $3.70 per one one-thousandth share plus an amount equal to accrued and unpaid dividends and distributions thereon, and (ii) an amount equal to 1,000 times the aggregate amount to be distributed per share to holders of Common Shares.  Further, no distribution may be made to the holders of stock ranking on a parity upon liquidation, dissolution or winding up with the Preferred Shares, unless distributions are made ratably on the Preferred Shares and all other shares of such parity stock in proportion to the total amounts to which the holders of the Preferred Shares are entitled above and to which the holders of such parity shares are entitled.

Voting

The holders of the Preferred Shares will have 1,000 votes per Preferred Share on all matters submitted to a vote of the shareholders of the Company, including the election of directors.

Value

Because of the nature of the Preferred Shares' dividend, liquidation and voting rights, the value of the one one-thousandth interest in a Preferred Share purchasable upon exercise of each Right should approximate the value of one Common Share.

“Flip-In”

In the event that any person becomes an Acquiring Person (“Flip-In Event”), proper provision will be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person and its affiliates and associates (which will thereafter be void as described below), will thereafter have the right to receive upon exercise that number of Common Shares having a market value of two times the Purchase Price.  If the Company does not have sufficient Common Shares to satisfy such obligation to issue Common Shares, the Company shall deliver upon payment of the Purchase Price an amount of cash or securities equivalent in value to the Common Shares issuable upon exercise of a Right; provided that, if the Company fails to meet such obligation within 30 days following the Flip-In Event, the Company must deliver, upon exercise of a Right but without requiring payment of the exercise price then in effect, Common Shares (to the extent available) and cash equal in value to the difference between the value of the Common Shares otherwise issuable upon the exercise of a Right and the exercise price then in effect. The Board may extend the 30-day period described above for up to an additional 60 days to permit the taking of action that may be necessary to authorize sufficient additional Common Shares to permit the issuance of Common Shares upon the exercise in full of the Rights.

“Flip-Out”

In the event that, at any time after a Flip-In Event, the Company is acquired in a merger or other business combination transaction, or 50% or more of its consolidated assets or assets accounting for 50% of its earning power are sold, lease, exchanged or otherwise transferred, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the Purchase Price, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the Purchase Price.

Acquiring Person’s Rights Void

From and after a Flip-In Event, all Rights beneficially owned by an Acquiring Person (or an associate or affiliate of an Acquiring Person) or certain transferees of an Acquiring Person become void, and any holder of such Rights shall thereafter have no right to exercise such Rights.

Exchange

At any time after a Flip-In Event and prior to the acquisition by any person or group of a majority of the outstanding Common Shares, the Board may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one Common Share per Right (subject to adjustment).

Amendment

For so long as the Rights are redeemable, the terms of the Rights may be amended by the Board without the consent of the holders of the Rights.  From and after the time the Rights are no longer redeemable, the terms of the Rights may be amended by the Board without the approval of any holders of Rights; providedhowever that no such amendment may (a) adversely affect the interests of the holders of Rights as such (other than an Acquiring Person or an affiliate or associate thereof), (b) cause the Rights Agreement again to become otherwise amendable or (c) cause the Rights to again become redeemable.

No Rights As Stockholder

Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

The foregoing description of the Rights, the Rights Agreement and the Preferred Stock does not purport to be complete and is qualified in its entirety by reference to Exhibits 3.1, 4.1 and 4.2, which are incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits

(c) Exhibits:

3.1	Certificate of Designations of Series A Junior Participating Preferred Stock
4.1	Rights Agreement dated June 22, 2007, between DOR BioPharma, Inc. and American Stock Transfer & Trust Company, as Rights Agent
4.2	Form of Right Certificate
99.1	Press release issued by DOR BioPharma, Inc. on June 22, 2007

                               SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOR BIOPHARMA, INC.

By:   /s/ Christopher J. Schaber
Name:  Christopher J. Schaber
Title:  Chief Executive Officer

Date:  June 22, 2007

EXHIBIT INDEX

Exhibit  No.          Description

3.1	Certificate of Designations of Series A Junior Participating Preferred Stock
4.1	Rights Agreement dated June 22, 2007, between DOR BioPharma, Inc. and American Stock Transfer & Trust Company, as Rights Agent
4.2	Form of Right Certificate
99.1	Press release issued by DOR BioPharma, Inc. on June 22, 2007